UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009 (November 12, 2009)

ABERCROMBIE & FITCH CO.
 (Exact name of registrant as specified in its charter)

	1-12107	31-1469076
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

At its meeting on November 12, 2009, the Board of Directors of Abercrombie & Fitch Co. (the “Company”) adopted a director resignation policy to be added to the Company’s Corporate Governance Guidelines, which are posted on the Company’s corporate website. The policy provides, in pertinent part, that when a director’s principal job responsibility or business association changes substantially during his or her tenure as a director, such director should submit a letter of resignation for consideration by the Board’s Nominating and Board Governance Committee.

At the November 12, 2009 meeting, the Board also adopted stock ownership guidelines for executive officers and directors. The guidelines are included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference. The guidelines will also be posted on the Company’s corporate website.

The Board also established a new Board committee, the Corporate Social Responsibility Committee, to oversee the Company’s attention to issues of social responsibility, including diversity, human rights, philanthropy and sustainability. The initial members of the Corporate Social Responsibility Committee are Archie M. Griffin and John W. Kessler with a vacancy to be filled at a later date. The charter of the Corporate Social Responsibility Committee will be posted on the Company’s corporate website.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired:

Not applicable.

(b) Pro forma financial information:

Not applicable.

(c) Shell company transactions:

Not applicable.

(d) Exhibits:

Exhibit No.	Description
99.1	Abercrombie & Fitch Co. Stock Ownership Guidelines for Executive Officers and Directors

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: November 17, 2009
By: /s/ David S. Cupps
David S. Cupps
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Abercrombie & Fitch Co. Stock Ownership Guidelines for Executive Officers and Directors

4